Exhibit 23.7

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-183927) and Form S-3D (No. 333-161664) of Winthrop Realty Trust and subsidiaries of our report dated March 28, 2014, relating to the consolidated financial statements of 701 Seventh WRT Investor, LLC and Subsidiaries, appearing in Amendment No. 1 to the Annual Report on Form 10-K of Winthrop Realty Trust for the year ended December 31, 2013.

/s/ WeiserMazars LLP
New York, New York
March 28, 2014